EXHIBIT 4.5.3

September 16, 2013

LAN-PB0-1300269

LATAM Airlines Group S.A.

Av. Presidente Riesco 5711

Las Condes

Santiago, Chile

Attention:	Mr. Jose Zaidan Maluf, Vice President, Fleet Operations

Subject:	Model 787 Aircraft Delivery Delay Settlement Agreement

Reference:	(a) Purchase Agreement No. 3256 (Purchase Agreement) between The Boeing Company (Boeing) and LATAM Airlines Group S.A. (LATAM) relating to Model 787-8 and 787-9 aircraft (Aircraft)

(b) Aircraft General Terms Agreement AGTA-LATAM (AGTA), dated July 28, 1999, between Boeing and LATAM

For the purpose of resolving any and all claims referred to in paragraphs 2 (i) and (ii) below, relating to delay of the Aircraft, Boeing is prepared to offer LATAM the following inclusive delay settlement agreement (“Delay Settlement Agreement”). All capitalized terms which are not otherwise defined herein will have the definitions specified in the Purchase Agreement and AGTA.

This Delay Settlement Agreement supersedes all other Settlement Proposals made under LAN-PB0-1300269.

1. Revised Delivery of Aircraft. The revised delivery months are set forth in the Table 1 below (such revised delivery months, and as the same may be further revised, are referred to in this Delay Settlement Agreement as “Revised Delivery Months”):

Table 1

Revised Delivery Months	Model
August 2012	787-8
October 2012	787-8
December 2012	787-8
September 2013	787-8
September 2013	787-8
[* * *]	[* * *]

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

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*	[* * *].

2.	Considerations.

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3.	Right of Termination

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4.	Exclusive Remedy.

[* * *]

5.	[* * * ]

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6.	Expiration of Offer.

Unless expressly withdrawn, this Delay Settlement Agreement will expire on September 16, 2013.

7.	Assignment.

[* * *]

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

8.	Supplemental to the Purchase Agreement and the AGTA.

This Delay Settlement Agreement supplements the Purchase Agreement and the AGTA. The provisions of the Purchase Agreement and the AGTA continue in full force and effect, as supplemented by this Delay Settlement Agreement.

9.	Confidentiality.

Boeing and Customer understand that the commercial and financial information contained in this Delay Settlement Agreement is considered by the parties as confidential (“Confidential Information”) and both agree not to disclose such Confidential Information except as provided herein. In addition to the parties’ respective officers, directors and employees who need to know the Confidential Information and who understand the obligation to keep it confidential, the parties may disclose Confidential Information (1) to the extent required by law and (2) to its agents, auditors and advisors who need to know the Confidential Information for purposes of enabling each party to understand, perform its obligations under, or receive the benefits of, this Delay Settlement Agreement and who have agreed not to use or disclose the Confidential Information for any other purpose without the other party’s prior written consent. In the event that a party concludes that disclosure of Confidential Information contained in this Delay Settlement Agreement is required by applicable law, the party will so advise the other party promptly in writing and endeavor to protect the confidentiality of such Confidential Information to the widest extent possible. In the event of a legal dispute with Boeing, nothing herein will preclude Customer from sharing with its legal counsel information necessary for purposes of enabling counsel to advise or represent Customer provided that so long as Customer causes its legal counsel to maintain the confidentiality of information that is the subject of this Article. This provision shall not apply to any Confidential Information that is in the public domain except that a party will be liable to the other for breach of its obligations under this provision if the Confidential Information entered the public domain as a consequence of a wrongful act or omission on its part.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Very truly yours,

THE BOEING COMPANY

D. J. Hilby
Aircraft Contracts
Boeing Commercial Airplanes

ACCEPTED AND AGREED TO this 16th day of September of 2013

LATAM AIRLINES GROUP S.A.

By:
Its:

LATAM AIRLINES GROUP S.A.

By:
Its:

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Schedule 1

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“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.